    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2004.



                                                    REGISTRATION NO. 333-120186


================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------
                            THE E.W. SCRIPPS COMPANY
             (Exact name of registrant as specified in its charter)
                         -------------------------------


            OHIO                                   31-1223339
(State or other jurisdiction of      (I.R.S. Employer Identification Number)
 incorporation or organization)

                          312 WALNUT STREET, SUITE 2800
                             CINCINNATI, OHIO 45202
                                 (513) 977-3000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         -------------------------------

                               M. DENISE KUPRIONIS
       VICE PRESIDENT, CORPORATE SECRETARY, AND DIRECTOR OF LEGAL AFFAIRS
                          312 WALNUT STREET, SUITE 2800
                             CINCINNATI, OHIO 45202
                                 (513) 977-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)
                         -------------------------------
                  Please send copies of all communications to:

                             WILLIAM APPLETON, ESQ.
                              BAKER & HOSTETLER LLP
                          312 WALNUT STREET, SUITE 3200
                             CINCINNATI, OHIO 45202
                                 (513) 929-3400
                        -------------------------------

      Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


  TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE   AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED  AMOUNT TO BE REGISTERED     PRICE PER  SHARE(1)          OFFERING PRICE(2)               FEE(3)
---------------------------  -----------------------     ------------------          ------------------       ----------------------
  Class A Common Shares,            149,118                     $46.04                   $5,535,072                    $702(4)
      $.01 par value


(1) Based upon the highest price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The price per share will range from $31.19 to $46.04, depending on the price originally paid by the offeree.

(2) Aggregate purchase price, excluding interest, estimated to be payable if our rescission offer covered by this registration statement is accepted in full.

(3) Calculated pursuant to Rule 457(j) on the basis of the amount at which such securities were sold.


(4) Registration fee previously paid on November 3, 2004.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE(S) AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT MAKE THE RESCISSION OFFER UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS


                            THE E.W. SCRIPPS COMPANY

                                     [LOGO]

                         149,118 CLASS A COMMON SHARES

                                RESCISSION OFFER

     We are offering, upon the terms and conditions set forth in this prospectus, to rescind sales of up to 149,118 Class A Common Shares, $.01 par value, made to persons who purchased those shares under our Employee Stock Purchase Plan (the "Plan") during the period from July 1, 2002, through July 1, 2004 (the "Applicable Period").

     If you own any Class A Common Shares that you purchased under the Plan during the Applicable Period, we are offering to buy back those shares at the price you paid for them plus interest, less any dividends you received on such shares.

     If you sold any Class A Common Shares that you purchased under the Plan during the Applicable Period, we are offering to pay you the amount you paid when you purchased those shares plus interest, less any dividends you received on such shares and less the amount you received when you sold the shares.

     Participants in our Employee Stock Purchase Plan purchased 149,118 Class A Common Shares under the Plan during the Applicable Period at prices ranging from $31.19 to $46.04 per share.


     Our Class A Common Shares are listed on the New York Stock Exchange under the symbol "SSP". On December 15, 2004, the last reported sale price for our
Class A Common Shares was $      per share.


     The mailing address of our principal executive offices is P.O. Box 5380, Cincinnati, Ohio 45201, and our telephone number is (513) 977-3000.

                 THIS RESCISSION OFFER WILL EXPIRE AT 5:00 P.M.

                   EASTERN STANDARD TIME ON JANUARY 25, 2005.


     YOU ARE NOT REQUIRED TO ACCEPT OUR RESCISSION OFFER. If you do not accept it, you will be deemed to have purchased registered Class A Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), effective as of the date of this prospectus.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS DECEMBER   , 2004

                               TABLE OF CONTENTS




                                                               PAGE
                                                               ----
About This Prospectus.......................................     2
Forward Looking Statements..................................     2
Where You Can Find More Information.........................     2
Incorporation of Certain Documents by Reference.............     3
The E.W. Scripps Company....................................     4
Risks Related to Our Rescission Offer.......................     4
The Rescission Offer........................................     5
Experts.....................................................    15
Annex I -- Rescission Election Form.........................   A-1


                             ABOUT THIS PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

     As used in this prospectus, "Company," Scripps," "we," "our" and "us" may, depending on the context, refer to The E.W. Scripps Company, to one or more of its consolidated subsidiaries or to all of them taken as a whole.

                           FORWARD-LOOKING STATEMENTS

     Some of the discussion and the information set forth in this prospectus and any prospectus supplement and any other documents incorporated by reference contain forward-looking statements that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Such risks, trends and uncertainties, which in most instances are beyond our control, include changes in advertising demand and other economic conditions; consumers' taste; newsprint prices; program costs; labor relations; technological developments; competitive pressures; interest rates; regulatory rulings; and reliance on third-party vendors for various products and services. The words "believe," "expect," "anticipate," "estimate," "intend" and similar expressions identify forward-looking statements.

     All forward-looking statements, which are as of the date of this filing, should be evaluated with the understanding of their inherent uncertainty. We undertake no obligation to publicly update any forward-looking statement to reflect events or circumstances after the date the statement is made.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments, schedules and exhibits, referred to as the "Registration Statement") under the Securities Act relating to this rescission offer. As permitted by the rules and regulations of the Commission, this prospectus does not contain all of the information set forth in the Registration Statement, of which this prospectus is a part. For further information with respect to us, the rescission offer and our Class A Common Shares, please refer to the Registration Statement, which may be inspected, without charge, at the public reference facilities of the Commission referred to below, and copies of which may be obtained therefrom upon payment of the Commission's customary charges.


     We file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may inspect and copy this information at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information about its public reference facilities. The Commission also maintains an Internet website (http://www.sec.gov) containing our reports, proxy statements and other information.

     You may also inspect and copy the reports, proxy statements and other information we file, at the offices of the New York Stock Exchange, Inc., on which our Class A Common Shares are listed, at 20 Broad Street, New York, New York 10005.

     In addition, we make available our Commission reports, proxy statements and other information in the "Investor Relations" section of our Internet website (http://www.scripps.com).

     THE INFORMATION CONTAINED ON OUR INTERNET WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for information that is superseded by information contained in this prospectus directly or in another, later document that is incorporated by reference. We incorporate by reference the following documents:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended by Amendment No. 1 filed by the Company on Form 10-K/A dated April 20, 2004.

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.


          3. The Company's Current Reports on Form 8-K dated January 16, 2004, January 22, 2004, March 23, 2004, April 14, 2004, April 15, 2004, July 15,
     2004, July 21, 2004, August 2, 2004, August 11, 2004, September 13, 2004,
     October 8, 2004, October 13, 2004, October 14, 2004, November 10, 2004,
     November 18, 2004, and December 13, 2004.


          4. The description of the Company's Class A Common Shares contained in the Company's Registration Statement on Form 10 (File No. 1-11969).

     This prospectus also incorporates by reference additional documents that we may file with the Commission between the date of this prospectus and before this rescission offer terminates. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document from the Commission through its public reference facilities or Internet website, as described above. The documents incorporated by reference are also available through our Internet website as described above, or they may be obtained from us without charge (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus) by requesting them in writing or by telephone at the following address:

                       Vice President-Investor Relations
                            The E.W. Scripps Company
                               312 Walnut Street
                                 P.O. Box 5380
                             Cincinnati, Ohio 45201
                           Telephone: (513) 977-3000

                            THE E.W. SCRIPPS COMPANY

     We are a diverse media concern with interests in national lifestyle television networks, newspaper publishing, broadcast television, television retailing, interactive media and licensing and syndication. All of our media businesses provide content and advertising services via the Internet. Our media businesses are organized into the following reportable business segments:
Scripps Networks, Newspapers, Broadcast television and Shop At Home.

SCRIPPS NETWORKS


     Scripps Networks includes our five national lifestyle television networks:
Home & Garden Television, Food Network, DIY -- Do It Yourself Network, Fine Living and Great American Country Network. Scripps Networks also includes our 12% interest in FOX Sports Net South, a regional television network. We own approximately 70% of Food Network and approximately 90% of Fine Living. Each of our networks is distributed by cable and satellite television systems pursuant to the terms of long-term distribution agreements. Scripps Networks earns revenue primarily from the sale of advertising time and from affiliate fees from cable and satellite television systems.


NEWSPAPERS

     Our newspaper business segment includes daily and community newspapers in 18 markets and the Washington-based Scripps Media Center, which includes the Scripps Howard News Service. Four of our newspapers are operated pursuant to the terms of a joint operating agreement. Each of those newspapers maintains an independent editorial operation and receives a share of the operating profits of the combined newspaper operations. We solely manage and operate each of the other newspapers. Our newspapers earn revenue primarily from the sale of advertising space to local and national advertisers and from the sale of newspapers to readers.

BROADCAST TELEVISION

     Our broadcast television business segment includes six ABC-affiliated stations, three NBC-affiliated stations and one independent station. Each station is located in one of the 60 largest television markets in the United States. Our broadcast television stations earn revenue primarily from the sale of advertising time to local and national advertisers.

SHOP AT HOME


     Shop At Home markets a range of consumer goods directly to television viewers and visitors to its Internet site. Shop At Home reaches approximately 51 million full-time equivalent households and can be viewed in more than 147 television markets, including 91 of the largest 100 television markets in the United States. Shop At Home programming is distributed under the terms of affiliation agreements with broadcast television stations and cable and satellite television systems. In 2004, we acquired Summit America Television, which owned a minority interest in Shop At Home and owned and operated five television stations that exclusively broadcasted Shop At Home programming. Substantially all of Shop At Home's revenues are earned from the sale of merchandise.



                     RISKS RELATED TO OUR RESCISSION OFFER



CONTINUED LIABILITY



     We may continue to have potential liability even after this rescission offer is made since it is not certain that our offer will have the effect of barring claims relating to our non-compliance with applicable federal and state laws. Please refer to "Summary of Applicable Laws" in this prospectus for a more detailed discussion regarding the effect of a rescission offer under federal and applicable state laws.

IF YOU CHOOSE TO ACCEPT OUR OFFER



     If you choose to accept our rescission offer, you will receive the amount you paid per share plus interest at the rate of 10% per annum (or if you are a resident of Kansas, 15% per annum) from the date of purchase, less any income you received on the shares. While we can make no assurances as to the prices that our shares will trade at in the future, you should consider that on December 15, 2004, the closing sale price for our Class A Common Shares was
$      per share. Based upon the purchase prices and the number of shares purchased through the Plan during the Applicable Period, the payment that would be received upon acceptance by Plan participants of our rescission offer with
respect to a significant portion of their shares would be less than $      per
share. As a result, a significant number of such participants may be able to sell their shares in the open market at prices higher than the prices we are offering to pay in this rescission offer. Please refer to the document enclosed herewith and titled Employee Stock Purchase Plan Statement, which will inform you as to whether you purchased shares through the Plan at less than or more than the current market price. Please note that you have until January 25, 2005, to change your acceptance or rejection of our rescission offer and, therefore, to take into account any market price fluctuations that may occur between the date you mail your acceptance or rejection and the expiration date (January 25, 2005) of our offer.



TAX CONSEQUENCES



     Your decision regarding our rescission offer may have material tax consequences. Please see the information set forth in this prospectus under "Material Federal Income Tax Considerations."


                              THE RESCISSION OFFER

BACKGROUND AND REASONS FOR THE RESCISSION OFFER

     At the inception of our Employee Stock Purchase Plan (the "Plan") in 1997, we registered 400,000 Class A Common Shares under the Securities Act of 1933 (the "Securities Act") for sale pursuant to the Plan. From inception of the Plan through July 1, 2004, we sold 549,118 Class A Common Shares to eligible full-time employees. Of the shares sold, 149,118 were not registered under the Securities Act or applicable state securities laws. These unregistered shares were sold under the Plan from July 1, 2002, through July 1, 2004 (the "Applicable Period"). We are making this rescission offer to ensure our compliance with the registration provisions of federal and applicable state laws and to extinguish or reduce any contingent liability we may have under such laws.

     If you purchased any unregistered shares under the Plan during the Applicable Period, you may have the right under federal or state law to have such shares repurchased by us or, if you have sold any of such shares, you may be entitled under federal or state law to other relief as described herein. Your rights in this regard are discussed in more detail in other sections of this prospectus. See "Summary of Applicable Laws."

     The maximum estimated amount that we would be required to refund if all employees accepted our rescission offer is $5,535,072, not including interest.

TERMS OF THE RESCISSION OFFER

     If you purchased Class A Common Shares under the Plan during the Applicable Period, we are offering:


          (i) to buy back all shares you purchased during the Applicable Period at the price(s) you paid for such shares, plus interest at the rate of 10% per annum (except for Kansas residents, where the law requires us to pay at the rate of 15% per annum) minus any dividends you received on such shares, upon receipt by us of (A) a properly completed and executed Rescission Election Form in the form of Annex I to this prospectus and (B) certificates representing such shares purchased pursuant to the Plan during the Applicable Period;


          (ii) if you sold shares you purchased during the Applicable Period and had a loss, to pay you the amount you paid when you purchased such shares less the amount you received when you sold such shares, plus interest at the rate of 10% per annum (except for Kansas residents, where the law requires us to pay at the rate of 15% per annum) minus any dividends you received on such shares, upon receipt by us of (A) a properly executed Rescission Election Form and (B) proof reasonably satisfactory to us evidencing the sale of such shares; or


          (iii) if you sold shares you purchased during the Applicable Period and had a gain, to pay you the excess, if any, of the sum of the amount you paid when you purchased such shares plus interest at the rate of 10% per annum (except for Kansas residents, where the law requires us to pay at the rate of 15% per annum) over the sum of the amount you received when you sold such shares plus any dividends you received on such shares, upon receipt by us of (A) a properly executed Rescission Election Form and (B) proof reasonably satisfactory to us evidencing the sale of such shares.

     Interest will be calculated from the date of your purchase of the shares to the expiration date of this offer.


     While no assurance can be given as to the prices at which our Class A Common Shares will trade in the future, you should consider that on December 15, 2004, the closing sale price for our Class A Common Shares on the New York Stock
Exchange was $      per share. You may be able to sell your shares in the open market at prices higher than the prices we are offering to pay you in our rescission offer. Please refer to your personal Employee Stock Purchase Plan Statement (furnished herewith) for the prices we are offering to pay for your shares. You are urged to obtain current quotations of the market price of our Class A Common Shares on The New York Stock Exchange (Symbol: SSP).


     We recommend that you consider carefully any decision to elect rescission and consult with your financial advisor if you deem it appropriate.

ACCEPTANCE


     You are not required to accept this rescission offer. Acceptance is optional. If you elect to accept this offer, you must complete the "Rescission Election Form," a copy of which has been included for your convenience. You should mail or return this form to the Company, Attention: Julie Elliott, Director, Corporate Compensation, 312 Walnut Street, 28th Floor, Cincinnati, Ohio 45202, as soon as practicable after the date of receipt of this prospectus. A pre-addressed envelope has been provided to you for this purpose. Your properly completed Rescission Election Form must be received by the Company by 5:00 p.m. Eastern Standard Time, on or before January 25, 2005, which is the expiration date of this offer.



     In completing the Rescission Election Form, please refer to the document provided to you by the Company, titled "Employee Stock Purchase Plan Statement," which contains detailed information regarding your share purchases under the Plan, including the number of shares purchased, the dates of purchase and the prices you paid for the shares.



     All acceptances of our rescission offer will be deemed to be effective on the expiration date. Unless you accept our offer before the expiration date, your right to accept it will terminate. You can revoke your acceptance or rejection of our rescission offer prior to the expiration date by submitting a new Rescission Election Form to us by the expiration date. You may obtain a new Form by contacting Ms. Elliott.


     If you have already sold the shares subject to our offer, you must enclose with the Rescission Election Form proof reasonably satisfactory to us evidencing the bona fide sale of such shares to a third party, including the sale price for such shares. Satisfactory proof of the sale price of such shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting the sale. The sale price may have been paid in either cash or property. If the sale price was paid in property, the price will be deemed to be the fair market value of such property at the time of sale. If the proof of the sale price is not reasonably satisfactory to us, we may require additional proof. In addition, we may require evidence that any sale of such shares was a bona fide transfer to a third party. We may require that an improperly completed Rescission Election Form be properly completed and returned to us.

     If you accept our rescission offer in accordance with its terms, we will pay you for your rescinded shares within approximately five (5) business days of the expiration date.

     YOU WILL BE DEEMED TO HAVE REJECTED OUR RESCISSION OFFER IF YOU FAIL TO NOTIFY US IN WRITING OF YOUR ACCEPTANCE OF OUR RESCISSION OFFER ON OR PRIOR TO THE EXPIRATION DATE; HOWEVER, SUCH REJECTION MAY NOT BE DETERMINATIVE OF YOUR ACTUAL LEGAL RIGHTS. SEE "EFFECT OF RESCISSION OFFER" BELOW.

OTHER TERMS AND CONDITIONS


     Unless extended by us, our rescission offer will expire on January 25, 2005, as indicated above. If we do not receive your Rescission Election Form fully completed and executed in pertinent part by the expiration date, we will assume you have rejected our rescission offer. If you decide to accept our rescission offer and intend to use the mail to return your stock certificates to us, we recommend that you use insured registered mail, return receipt requested.


     We have not retained nor do we intend to retain any person to make solicitations or recommendations to you in connection with our rescission offer. Neither we nor our officers or directors may make any recommendation to you with respect to this offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to our offer.


DILUTION IN BOOK VALUE



     At September 30, 2004, we had 126,359,198 Class A Common Shares issued and outstanding and 36,738,226 Common Voting Shares issued and outstanding. At such date, our shareholders' equity was $2,016,321,000, for a book value per share of approximately $12.36. The estimated amount that we would be required to pay if all recipients of our rescission offer accept our offer with respect to the 149,118 shares subject to our offer is $5,535,072, not including interest. Thus, if our rescission offer were accepted in full, the book value per share of our capital stock, measured as if the offer were completed as of September 30, 2004, would have been approximately $.02 lower than the actual book value per share.


EFFECT OF RESCISSION OFFER

     If you do not accept our rescission offer, you may lose your right to bring a civil action against us before expiration of the statute of limitations applicable to our failure to register the shares subject to this rescission offer under federal or state securities laws. Our rescission offer is not a waiver by us of any applicable statute of limitations. We intend to assert, among other defenses, in any litigation initiated by any person who does not accept this rescission offer, that such person is estopped from asserting such claims.

     If you reject or fail to accept our rescission offer, you will retain ownership of the shares you received and will not receive any cash for those shares. In addition, the shares subject to our rescission offer held by persons who reject or fail to accept our rescission offer will, for purposes of applicable federal and state securities law, be registered securities as of the expiration date of our rescission offer and, unless held by persons who may be deemed to be "affiliates" of us, will be freely tradeable in the public market at such time. Those shares held by our affiliates will be subject to certain restrictions on resale provided in rules promulgated under the Securities Act.


     We believe that our rescission offer complies in all material respects with the requirements of applicable federal and state laws. Whether or not the applicable state law (and federal law) statutes of limitations have expired, we are making our offer to all participants in the Plan with respect to all shares purchased during the Applicable Period. Nonetheless, the terms of our offer do not constitute a waiver by us of any defense, including a defense based on an applicable statute of limitations, in the event that any participant brings a lawsuit against us with respect to his purchase of unregistered shares under the Plan.


     You should consult an attorney regarding all of your legal rights and remedies before deciding whether or not to accept our rescission offer.

SUMMARY OF APPLICABLE LAWS


     Federal Law. The statute of limitations for non-compliance with the requirement to register securities under the Securities Act is one year. It is unclear whether this rescission offer will terminate any liability we may have under the Securities Act with respect to shares purchased by you or other employees under the Plan within one year prior to the expiration date. The staff of the Securities and Exchange Commission takes the position that a person's federal right of rescission may survive a rescission offer so long as it is not barred by the statute of limitations.



     State Laws. To comply with applicable state laws, we will hold our rescission offer open until January 25, 2005. A summary of the statutes of limitations and the effect of a rescission offer under applicable state securities laws appears in the table below. The law of your state of residence is the law applicable to you.



STATE                                     STATUTE OF LIMITATIONS        EFFECT OF RESCISSION OFFER
-----                                  -----------------------------   -----------------------------
Alabama..............................  Two years after                 If you own the securities and
                                       non-compliance.                 you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Arizona..............................  One year after                  If you do not accept our
                                       non-compliance.                 offer, you retain your right
                                                                       to sue for rescission or
                                                                       damages unless the statute of
                                                                       limitations has expired.
California...........................  Earlier of two years after      If you do not accept our
                                       non-compliance or one year      offer, you will lose your
                                       after discovery of facts        right to sue for rescission
                                       constituting such               or damages.
                                       non-compliance.
Colorado.............................  Two years after date of         If you do not accept our
                                       contract for sale of            offer, you will lose your
                                       securities.                     right to sue for rescission
                                                                       or damages.
District of Columbia.................  One year after                  If you own the securities and
                                       non-compliance.                 you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Florida..............................  Two years after purchaser       If you do not accept our
                                       discovered or should have       offer, you will lose your
                                       discovered the facts giving     right to sue for rescission
                                       rise to the non-compliance      or damages.
                                       but no more than five years
                                       from the date of
                                       non-compliance.
Illinois.............................  Three years after non-          If you do not accept our
                                       compliance.                     offer, you will lose your
                                                                       right to sue for rescission
                                                                       or damages.

STATE                                     STATUTE OF LIMITATIONS        EFFECT OF RESCISSION OFFER
-----                                  -----------------------------   -----------------------------
Indiana..............................  Three years after discovery     If you own the securities and
                                       of non-compliance.              you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Kansas...............................  Three years after discovery     If you own the securities and
                                       of non-compliance.              you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Kentucky.............................  Three years after discovery     If you own the securities and
                                       of non-compliance.              you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Maryland.............................  One year after                  If you own the securities and
                                       non-compliance.                 you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Michigan.............................  Two years after the date of     If you own the securities and
                                       contract for the sale of        you do not accept our offer,
                                       securities.                     you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Missouri.............................  One year after                  If you do not accept our
                                       non-compliance.                 offer, you will lose your
                                                                       right to sue for rescission
                                                                       or damages.
New Mexico...........................  Three years after non-          If you do not accept our
                                       compliance.                     offer, you will lose your
                                                                       right to sue for rescission
                                                                       or damages.

STATE                                     STATUTE OF LIMITATIONS        EFFECT OF RESCISSION OFFER
-----                                  -----------------------------   -----------------------------
Ohio.................................  Two years after purchaser       If you do not accept our
                                       knew or had reason to know of   offer, you will lose your
                                       the facts by reason of which    right to sue for rescission
                                       there was non-compliance or     or damages.
                                       five years from the date of
                                       sale or contract of sale,
                                       whichever is shorter.
Oklahoma.............................  Three years from the date of    If you own the securities and
                                       sale.                           you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
South Carolina.......................  Three years from the contract   If you own the securities and
                                       of sale.                        you do not accept our offer,
                                                                       you will lose your right to
                                                                       sue for rescission.
                                                                       If you sold the securities
                                                                       prior to receiving our offer,
                                                                       you will lose your right to
                                                                       sue for damages unless you
                                                                       reject the offer in writing
                                                                       within 30 days of receipt.
Tennessee............................  Five years after                Although there is no
                                       non-compliance or two years     statutory provision for a
                                       after discovery of facts        rescission offer, the
                                       constituting non-compliance     Tennessee Securities Division
                                       or after discovery should       has issued a policy statement
                                       have been made, whichever       outlining the requirements
                                       shall first expire.             for conducting a rescission
                                                                       offer in Tennessee.
                                                                       We believe that Tennessee
                                                                       courts would give effect to
                                                                       our offer if you subsequently
                                                                       brought suit.
Texas................................  Three years after sale or one   If you do not accept our
                                       year after rejecting a          offer, you will lose your
                                       rescission offer meeting the    right to sue for rescission
                                       requirements of the Texas       or damages unless you reject
                                       Securities Act of 1957.         the offer within 30 days of
                                                                       receipt and expressly reserve
                                                                       in the rejection your right
                                                                       to sue.
Virginia.............................  Two years after                 If you do not accept our
                                       non-compliance.                 offer, you will lose your
                                                                       right to sue for rescission
                                                                       or damages.
Washington...........................  Three years after discovery     You will lose your right to
                                       of the non-compliance.          sue for rescission if all of
                                                                       the following are true: (i)
                                                                       you own the securities, (ii)
                                                                       you have not previously
                                                                       instituted suit regarding the
                                                                       securities, (iii) the
                                                                       director of the Washington
                                                                       Securities Division has
                                                                       passed upon the rescission
                                                                       offer and (iv) you do not
                                                                       accept our offer.

     Additional Information. Although the securities laws in New York do not appear to require us to make a rescission offer to residents of New York who participate in the Plan, we are, as indicated above, extending the offer to all participants in the Plan who are residents of New York and purchased shares during the Applicable Period.


     California and Michigan require us to provide additional information about their laws relating to our rescission offer. This information appears below.


     California. Under California law, an issuer is civilly liable to a purchaser of its securities sold in violation of the requirements of the California Corporate Securities Law of 1968. The relevant sections of the California Securities Law of 1968 are set forth below.



     Section 25503 of California Securities Law of 1968 states that:



     Any person who violates Section 25110, 25130 or 25133, or a condition of qualification under Chapter 2 (commencing with Section 25110) of this part, imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, shall be liable to any person acquiring from him the security sold in violation of such section, who may sue to recover the consideration he paid for such security with interest thereon at the legal rate, less the amount of any income received therefrom, upon the tender of such security, or for damages, if he no longer owns the security, or if the consideration given for the security is not capable of being returned. Damages, if the plaintiff no longer owns the security, shall be equal to the difference between (a) his purchase price plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff.



     Damages, if the consideration given for the security is not capable of being returned, shall be equal to the value of that consideration plus interest at the legal rate from the date of purchase, provided the security is tendered; and if the plaintiff no longer owns the security, damages in such case shall be equal to the difference between (a) the value of the consideration given for the security plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff. Any person who violates Section 25120 or a condition of qualification under Chapter 3 (commencing with Section 25120) of this part imposed pursuant to Section 25141, shall be liable to any person acquiring from him the security sold in violation of such section who may sue to recover the difference between (a) the value of the consideration received by the seller and (b) the value of the security at the time it was received by the buyer, with interest thereon at the legal rate from the date of purchase. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter (unless such underwriter shall have knowingly received from the issuer for acting as an underwriter some benefit, directly or indirectly, in which all other underwriters similarly situated did not share in proportion to their respective interest in the underwriting) be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Any tender specified in this section may be made at any time before entry of judgment. No person shall be liable under this section for violation of Section 25110, 25120 or 25130 if the sale of the security is qualified prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without qualification.



     Section 25504 of California Securities Law of 1968 states that:



     Every person who directly or indirectly controls a person liable under
     Section 25501 or 25503, every partner in a firm so liable, every principal executive officer or director of a corporation so liable, every person occupying a similar status or performing similar functions, every employee of a person so liable who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the other person who is so liable had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability is alleged to exist.



     Section 25507(b) of California Securities Law of 1968 states that:



     No buyer may commence an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer,
     (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.



     In accordance with Section 260.507 of the California Administrative Code, California offerees will have no less than thirty (30) days to accept our rescission offer. A California offeree's right of action, if any, under Sections 25500, 25501 and 25502 of the California Administrative Code and under common law is not necessarily foreclosed by acceptance or rejection of our rescission offer.



     Pursuant to Section 260.507 of California Administrative Code, please note the following:



     THIS OFFER OF REPURCHASE HAS BEEN APPROVED BY THE COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(B) OF THE CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ANY ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE; NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY THE SELLER IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST THE SELLER, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.



     Michigan. Under Michigan law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Michigan Uniform Securities Act. The purchaser, at any time prior to the two year anniversary of the contract for sale of such securities, may sue at law or in equity to recover the consideration paid for such securities together with interest (at 6% per year) from the date of payment, costs and reasonable attorneys fees, less the amount of income received on the securities, upon the tender of the securities or, if the purchaser sold the securities, for damages in an amount that would be recoverable upon tender less the value of the securities when the purchaser disposed of them and interest at 6% per year from the date of disposition.


     An issuer may cure its non-compliance with the requirement to register or qualify securities under the Michigan Uniform Securities Act by making a written rescission offer, before suit and at a time when the purchaser still owns the securities, to refund the consideration paid together with interest (at 6% per year) from the date of payment, less the amount of any income received on the securities. Concurrently with the offer, the issuer must provide the purchaser with documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities. The offer must recite the applicable provisions of the Michigan Uniform Securities Act and will not be valid unless the issuer substantiates in the disclosure documents that it has the ability to fund the offering. If the purchaser owns the securities and fails to accept such offer within 30 days of receipt of the offer or if the purchaser sold the securities and fails to reject the offer within 30 days of receipt, then the purchaser will lose the right to sue for rescission or damages under Michigan law. Acceptance or rejection of the offer will not be binding until 48 hours after receipt of the offer by the purchaser.

     We believe that our rescission offer complies in all material respects with the rescission offer requirements of the Michigan Uniform Securities Act.

FUNDING OF THE RESCISSION OFFER

     We will fund any payments required under this rescission offer from a portion of our working capital. We have sufficient funds on hand to pay the purchase price of any shares which may be tendered pursuant to our offer.

USE OF SHARES REPURCHASED BY THE COMPANY IN THE RESCISSION OFFER

     The shares purchased by us pursuant to this offer, if any, will become treasury shares and will be available for sale as registered shares pursuant to the Plan.

QUESTIONS ABOUT THE RESCISSION OFFER


     Those persons who have questions about our rescission offer may call Julie Elliott, Director, Corporate Compensation, at (513) 977-3000 on weekdays between 9:00 a.m. and 5:00 p.m., Eastern Standard Time.


MATERIAL FEDERAL INCOME TAX CONSIDERATIONS


     Set forth below is a discussion of certain United States federal income tax considerations relating to our rescission offer. The discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, published revenue rulings and revenue procedures of the Internal Revenue Service ("IRS"), applicable legislative history, and judicial decisions. All such authorities are subject to change at any time, either prospectively or retroactively, and any such change could materially affect the federal income tax consequences described below.


     This discussion does not deal with all of the United States federal income tax consequences of our rescission offer that may be relevant to a person in light of that person's particular circumstances, or to persons subject to special rules, such as dealers in securities, foreign persons, persons who are subject to the alternative minimum tax, persons who are not individuals, and persons holding shares that are subject to hedging, conversion or constructive sale transactions. The discussion assumes that a person holds the shares subject to our rescission offer as capital assets, or, as to a person who accepts our rescission offer with respect to shares previously sold by such person, held such sold shares as capital assets. The federal income tax law applicable to our rescission offer is unclear, and we have received neither an opinion of counsel nor a ruling from the IRS on the tax consequences of our rescission offer. The IRS is not precluded from asserting a position contrary to that summarized in this discussion or otherwise re-characterizing the transaction in whole or in part.

     FOR ALL OF THESE REASONS, ALL PERSONS CONSIDERING OUR RESCISSION OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF OUR RESCISSION OFFER, INCLUDING THE APPLICABILITY AND POTENTIAL APPLICABILITY OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND PROPOSED TAX LAWS.

  SHARE REDEMPTIONS

     For United States federal income tax purposes, we intend to treat share purchases pursuant to our rescission offer as a taxable redemption of shares with a redemption price equal to the amount paid by us for such shares (including in the redemption price the portion of the payment equal to the amount of interest on the original purchase price of such shares). Assuming our treatment of our rescission offer as a redemption of shares is correct, the redemption will be treated as a sale or exchange for federal income tax purposes if it (a) results in a "complete redemption" of the person's interest in our stock under Section 302(b)(3) of the Code; (b) is "substantially disproportionate" with respect to the person under Section 302(b)(2) of the Code; or (c) is "not essentially equivalent to a dividend" with respect to the person under Section 302(b)(1) of the Code. These three tests, which are more fully described below, are collectively referred to herein as the

"Redemption Tests." The Redemption Tests are applied on a person-by-person basis. If a sale does not satisfy any of the Redemption Tests, the payment of the proceeds from the sale will be treated as a distribution. Because the Redemption Tests are applied independently to each person, it is possible that some persons accepting our rescission offer will be subject to sale or exchange treatment and others will receive distribution treatment.

     BECAUSE THE APPLICATION OF THE REDEMPTION TESTS IS APPLIED ON A PERSON-BY-PERSON BASIS, ALL PERSONS CONSIDERING OUR RESCISSION OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS IN CONNECTION WITH THE POSSIBLE FEDERAL INCOME TAX TREATMENT THAT MAY APPLY IN THEIR PARTICULAR CASE.

     In determining whether any of the Redemption Tests are satisfied, a person must take into account not only shares that are actually owned, but also shares which are constructively owned under Section 318 of the Code. Under Section 318, a person may constructively own shares actually owned, and in some cases constructively owned, by certain related individuals or entities and shares that he has the right to acquire by exercise of an option, warrant or a conversion right. Contemporaneous or related transactions in our stock or stock options may also affect the Redemption Tests.

     The redemption will result in a "complete redemption" of all the shares owned by a person if either (a) all of the shares actually and constructively owned by such person are sold pursuant to our rescission offer or (b) all of the shares actually owned by a person are sold pursuant to our rescission offer and the person is eligible to waive and effectively waives constructive ownership of shares under procedures described in Section 302(c) of the Code.


     The redemption will be "substantially disproportionate" with respect to a person if (a) the percentage of our voting stock owned by the person immediately after the redemption (taking into account all shares purchased by us pursuant to our rescission offer) equals less than 80 percent of the percentage of our voting stock owned by such person immediately before the redemption; (b) the percentage of our common stock (whether voting or nonvoting stock) owned by the person after the redemption (taking into account all shares purchased by us pursuant to our rescission offer) equals less than 80 percent of the percentage of our common stock owned by the person immediately before the redemption; and
(c) such person after the redemption owns less than 50 percent of the total combined voting power of all classes of our stock entitled to vote (taking into account all shares purchased by us pursuant to our rescission offer).


     The redemption will satisfy the "not essentially equivalent to a dividend" test with respect to a person if, in light of the person's particular circumstances (including the person's relative interest in our stock), its sale of shares pursuant to our rescission offer results in a "meaningful reduction" of its interest in our stock (taking into account all shares purchased by us pursuant to our rescission offer). This test may be satisfied irrespective of the person's failure to satisfy the complete redemption or substantially disproportionate tests.

     If the redemption qualifies for sale or exchange treatment with respect to a particular person under one or more of the Redemption Tests, such person will have capital gain or loss equal to the difference between the amount received by such person pursuant to our rescission offer (including the portion of such amount equal to the interest on the original purchase price of the shares) and such person's tax basis in the shares. Such gain or loss will be short-term or long-term depending on whether such person held the shares for one year or less, or more than one year, at the time of the redemption.

     If the redemption fails to qualify for sale or exchange treatment with respect to a particular person, the gross proceeds received by such person pursuant to our rescission offer will be characterized as a dividend distribution to the extent of our accumulated and current earnings and profits (on a pro rata basis with other persons whose redemptions fail to so qualify). Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, dividends received by individuals in 2004 generally will be subject to tax at a reduced rate of 15% (5% for lower income individuals). The portion, if any, of the proceeds received by such person pursuant to our rescission offer in excess of the amount treated as a dividend will be treated first as a tax-free recovery of the person's basis in the redeemed shares and then as capital gain from a sale or exchange. Under current rules, a person who receives proceeds that are taxed as a dividend should generally be able to transfer any unrecovered tax basis in the redeemed shares to any of our shares retained by such person, or possibly to shares constructively owned by such person if such person retains none of our shares. Under proposed rules that will not be effective until promulgated in final Treasury regulations, such unrecovered basis would not be transferred to any other shares, but instead generally would give rise to a capital loss, either at the time of the redemption pursuant to our rescission offer, or at a later time, depending on the person's particular circumstances. The loss would be short-term or long-term depending on the person's holding period for the shares at the time of the redemption, even if the loss could not be taken under the proposed rules until a later time.

  PAYMENTS WITH RESPECT TO SOLD SHARES

     We believe that the amount paid to a person with respect to our shares previously sold by such person (including the portion of the payment equal to the amount of interest on the original purchase price of such shares) will be capital gain at least to the extent of any losses incurred by such person on such prior sales, although any payment in excess of such prior losses may be taxable as ordinary income. To the extent the payment is taxable as capital gain, such gain would be short-term or long-term depending on the holding period for the previously sold shares.

  BACKUP WITHHOLDING

     Under the United States federal income tax backup withholding rules, 28% of the gross proceeds payable to a person pursuant to our rescission offer must be withheld and remitted to the United States Treasury unless such person (i) is an exempt recipient that, if required, establishes his right to an exemption or
(ii) provides his taxpayer identification number, certifies that he is not currently subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A person may generally avoid backup withholding by furnishing a completed Substitute Form W-9 included as part of the election form. Backup withholding is not an additional tax; any amount withheld under these rules will be creditable against the United States federal income tax liability of the person subject to the withholding, and may entitle such person to a refund provided that the required information is furnished to the IRS.

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES INCOME TAX CONSEQUENCES OF OUR RESCISSION OFFER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF OUR RESCISSION OFFER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.


                                    EXPERTS


     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    ANNEX I

                            RESCISSION ELECTION FORM
          TO BE SUBMITTED PURSUANT TO ELECTION TO RESCIND OR CONTINUE
                     INVESTMENT IN THE E.W. SCRIPPS COMPANY

To: The E.W. Scripps Company, 312 Walnut Street, 28th Floor, Cincinnati, Ohio 45202.

     The undersigned hereby acknowledges receipt of a prospectus (the "Prospectus") from The E.W. Scripps Company (the "Company"), in which the Company has offered to persons who purchased shares of the Company's Class A Common Shares through the Company's Employee Stock Purchase Plan during the period from July 1, 2002, through July 1, 2004 (the "Applicable Period") the right to rescind or continue their investment (the "Offer").


     In completing this Rescission Election Form, please refer to the document provided to you by the Company, titled "Employee Stock Purchase Plan Statement," which contains detailed information regarding your share purchases under the Plan, including the number of shares purchased, the dates of purchase and the prices you paid for the shares.


     Subject to the terms and conditions of the Offer and the instructions set forth below, the undersigned hereby elects:

     [ ] A. ACCEPTANCE OF RESCISSION OFFER; REQUEST FOR RESCISSION.


     [ ] B. REJECTION OF RESCISSION OFFER; AFFIRMATION OF INTENTION TO RETAIN
         COMMON STOCK.



     If you elected to reject the Offer, then sign and date this Form on page A-3 and return it to the Company at the address provided above.



     If you elected to accept the Offer, in whole or in part, then please provide the information requested below. Please refer to the Instructions to Rescission Election Form on page A-4 when completing this Form.


1. The undersigned hereby irrevocably elects to accept the Offer to rescind the sale to the undersigned of (check applicable box):

   [ ] ALL; or

   [ ] PART ________ (fill in number) of Class A Common Shares purchased by the undersigned during the Applicable Period;


   and to receive (i) for all such shares currently owned, an amount equal to
   (A) the price paid per share; plus (B) interest at the rate of 10% per annum from the date of purchase through the expiration of the rescission offer (except for Kansas residents, where the law requires us to pay at the rate of 15% per annum) minus any dividends received on such shares; and (ii) for all such shares sold prior to the date of the Prospectus, an amount equal to (A) the price paid per share less the proceeds from the sale of such shares plus
   (B) interest at the rate of 10% per annum from the date of purchase through the expiration date of the rescission offer (except for Kansas residents, where the law requires us to pay at the rate of 15% per annum) minus any dividends received on such shares.


2. The undersigned (check applicable box):

     [ ] HAS; or

     [ ] HAS NOT;

     sold all or a portion of the Class A Common Shares purchased by the undersigned during the Applicable Period.

       PROVIDE THE FOLLOWING INFORMATION FOR ALL SHARES (INCLUDING SHARES
                      PREVIOUSLY SOLD) YOU WISH TO RESCIND



                                               SHARE
  DATE      NUMBER          SHARE           CERTIFICATE
   OF         OF         CERTIFICATE       HELD BY PLAN
PURCHASE    SHARES        ENCLOSED         ADMINISTRATOR
--------    ------       -----------       -------------
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]
                       YES [ ]  NO [ ]    YES [ ]  NO [ ]


                     TOTAL NUMBER OF SHARES BEING RESCINDED

                      (INCLUDING SHARES PREVIOUSLY SOLD):

          PROVIDE THE FOLLOWING INFORMATION ONLY IF YOU HAVE SOLD ALL

                 OR A PORTION OF THE SHARES YOU WISH TO RESCIND



            NUMBER
  DATE        OF            AMOUNT OF
   OF       SHARES        CONSIDERATION              TYPE OF CONSIDERATION
  SALE       SOLD            RECEIVED                 (IF OTHER THAN CASH)
  ----      ------        -------------              ---------------------



Note: If you have sold Class A Common Shares to a third party prior to the date hereof in a bona fide transaction, please enclose herewith proof evidencing the sale. Satisfactory proof of sale may take the form of appropriate documentation reflecting the sale and the sale price. If the proof of a bona fide sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of Class A Common Shares was a bona fide transfer of such shares.

     3. If the undersigned has physical possession of any certificates representing Class A Common Shares of the Company being rescinded, the undersigned hereby encloses such certificates duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate in either case with the signature(s) guaranteed by appropriate officers of a federally or state charted bank or member firm of the New York Stock Exchange.

     4. The undersigned hereby represents that the certificates for all shares that have been identified above as being held by the plan administrator of the Company's Employee Stock Purchase Plan (the "Plan Administrator") are not currently and have never been in the physical possession of the undersigned.
Note: To the extent any such shares held by the Plan Administrator are being rescinded pursuant to the Offer, the undersigned's signature(s) must be guaranteed by appropriate officers of a federally or state charted bank or member firm of the New York Stock Exchange in the space provided on the last page of this Election Form.

     5. Subject to and effective upon receipt of the undersigned's rescission payment in accordance with the terms of the Offer, the undersigned sells, assigns and transfers to the order of the Company all right, title and interest in and to all rescinded shares of the Company's Class A Common Shares as identified above, and orders the registration of any such shares that are held by the Plan Administrator transferred to the order of the Company. The undersigned hereby represents that the undersigned is conveying all interests in the shares free and clear of all liens and encumbrances of any kind, and that no such interest has been previously or concurrently transferred in any manner to any other person or entity.


--------------------------------------------------------------------------------


     Except as indicated in A. above, the undersigned hereby affirms the undersigned's intent to retain the Class A Common Shares of the Company acquired through the Company's Employee Stock Purchase Plan, and elects NOT to accept the Company's offer to repurchase such shares.

     Except as indicated in A. above, the undersigned understands that as a result of rejecting the Offer, the undersigned will continue to hold the Class A Common Shares of the Company acquired through the Company's Employee Stock Purchase Plan.


     YOU WILL BE DEEMED TO HAVE REJECTED THE OFFER IF YOU DO NOT COMPLETE AND RETURN THIS FORM TO THE COMPANY.


     The undersigned understands and acknowledges that the rejection of the Offer involves investment risk.


SIGNATURES

                                                THE UNDERSIGNED:
                                                Print name of the undersigned and (a) if
                                                shares are held by a partnership,
                                                corporation, trust or entity, the name and
                                                capacity of the individual signing on its
                                                behalf, and (b) if shares are held as joint
                                                tenants or as community property, the name(s)
                                                of the co-owner(s).

Dated:                                          ---------------------------------------------
  ------------------------------------------    Signature

                                                ---------------------------------------------
                                                Tax I.D./Soc. Sec. No.

Dated:                                          ---------------------------------------------
  ------------------------------------------    Signature

                                                ---------------------------------------------
                                                Tax I.D./Soc. Sec. No.

                                                ---------------------------------------------
                                                Residence Address

                                                ---------------------------------------------
                                                City, State and Zip Code

                                                ---------------------------------------------
                                                Mailing Address (if different from residence)

                                                ---------------------------------------------
                                                City, State and Zip Code

GUARANTEE OF SIGNATURES (Required only under the conditions specified in Item 3 or 4 above.)

Dated:                                          ---------------------------------------------
  ------------------------------------------    Authorized Guarantor Signature

                                                ---------------------------------------------
                                                Name(s)

                                                ---------------------------------------------
                                                Name of Firm

                                                ---------------------------------------------
                                                Address of Firm

                                                ---------------------------------------------
                                                City, State and Zip Code

                                                ---------------------------------------------
                                                Telephone Number

                    INSTRUCTIONS TO RESCISSION ELECTION FORM

     1. GENERAL. The Rescission Election Form, as well as the accompanying Substitute Form W-9, should be properly filled in, dated and signed, and should be delivered to the Company at the address set forth on the first page of the Rescission Election Form. The method of delivery to the Company is at your option and risk. We recommend you send the form to us by insured registered mail, return receipt requested. An addressed envelope is enclosed for your convenience.

     2. SIGNATURES. If the Rescission Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, the person signing must give such person's full title in such capacity and must forward to the Company appropriate evidence of authority to act in such capacity. If the rescinded shares have been assigned by the registered holder, the Rescission Election Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Plan Administrator or indicated in the transfers attached to or endorsed on the certificates.

     3. STOCK CERTIFICATES AND SIGNATURE GUARANTEES.

     A. If you have physical possession of any certificates representing Class A Common Shares being rescinded, such certificates must be enclosed with the Rescission Election Form, duly endorsed for transfer or accompanied by an assignment separate from the applicable stock certificate and in either case with your signature(s) guaranteed by appropriate officers of a federally or state charted bank or member firm of the New York Stock Exchange.

     B. If certificates for the Class A Common Shares of the Company being rescinded are being held by the Plan Administrator of the Employee Stock Purchase Plan and are not currently and have never been in your physical possession, (i) your signature(s) on the last page of the Rescission Election Form must be guaranteed by appropriate officers of a federally or state charted bank or member firm of the New York Stock Exchange in the space provided on the last page of the Rescission Election Form, and (ii) the Plan Administrator will transfer all such shares to the order of the Company with no further action by you.

     4. PROOF OF SALE. Persons that have already sold shares subject to the Offer must enclose with the Rescission Election Form proof reasonably satisfactory to the Company evidencing the bona fide sale of such shares to a third party, including the purchase price for such shares. Satisfactory proof of the purchase price of such shares may take the form of a canceled check or a receipt from the broker, dealer or other person conducting such sale. The purchase price may have been paid in either cash or property. If the purchase price was paid in property, the price will be deemed to be the fair market value of such property at the time of the sale. If the proof of the purchase price is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale of such shares was a bona fide transfer to a third party.


     5. TIME IN WHICH TO ELECT. To be effective, a Rescission Election Form, as well as the accompanying Substitute Form W-9, must be received by the Company no later than 5:00 p.m. Eastern Standard Time on January 25, 2005 (the "Expiration Date").


     6. MISCELLANEOUS. In the case of acceptances of the Offer, the Company will begin mailing and delivering checks for rescission payments within approximately five business days after the Expiration Date.


     7. QUESTIONS. All matters with respect to this Rescission Election Form and the Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions regarding our rescission offer can be directed to Julie Elliott, Director, Corporate Compensation, at (513) 977-3000.

                 Please complete the Substitute Form W-9 below.


PAYOR'S NAME: THE E.W. SCRIPPS COMPANY          PAYEE'S NAME:


--------------------------------------------------------------------------------


                                   SUBSTITUTE


                                    FORM W-9


                             Department of Treasury


                            Internal Revenue Service


                          Payer's Request for Taxpayer


                         Identification Number ("TIN")


                               and Certification




                                            PART 1 -- TAXPAYER
                                            IDENTIFICATION             ---------------------------------------
                                            NUMBER -- FOR ALL          Social Security Number
                                            ACCOUNTS, ENTER YOUR       OR
                                            TAXPAYER IDENTIFICATION    ---------------------------------------
                                            NUMBER IN THE BOX AT       Employer Identification Number
                                            RIGHT. (For most
                                            individuals, this is
                                            your Social Security
                                            number.) CERTIFY BY
                                            SIGNING AND DATING
                                            BELOW.
                                          --------------------------------------------------------------------
                                            PART 2 -- FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING, SEE THE
                                            ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                            NUMBER ON SUBSTITUTE FORM W-9 AND COMPLETE AS INSTRUCTED THEREIN.
                                            CERTIFICATION -- Under penalties of perjury, I certify that:
                                            (1) The number shown on this form is my correct Taxpayer
                                            Identification Number (or I am waiting for a number to be issued to me), and
                                            (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the
                                            Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
                                            (3) I am a U.S. person (including a U.S. resident alien).
                                          --------------------------------------------------------------------
                                            PART 3 -- Awaiting TIN  [ ]


--------------------------------------------------------------------------------

 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).



  Signature ---------------------------    Date -------------------------, 200--



--------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.


                  YOU MUST COMPLETE THE FOLLOWING CERTIFICATE

            IF YOU MARKED "AWAITING TIN" IN THE SPACE PROVIDED ABOVE

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
 (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld and retained until I provide a taxpayer identification number to the payor and that, if I do not provide my taxpayer identification number within sixty (60) days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature -------------------------------  Date --------------------------------


 Name -----------------------------------------------
                  (please print)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.


-------------------------------------------------------------------
                                              GIVE THE NAME
                                                AND SOCIAL
                                                 SECURITY
      FOR THIS TYPE OF ACCOUNT:                 NUMBER OF:
-------------------------------------------------------------------
  1.  An individual's account          The individual
  2.  Two or more individuals (joint   The actual owner of the
      account)                         account or, if combined
                                       funds, the first individual
                                       on the account(1)
  3.  Custodian account of a minor     The minor(2)
      (Uniform Gift to Minors Act)
  4.  a. The usual revocable savings   The grantor-trustee(1)
         trust account (grantor is
         also trustee)
      b. So-called trust account that  The actual owner(1)
         is not a legal or valid
         trust under State law
  5.  Sole proprietorship account and  The owner(4)
      single-member limited liability
      companies (LLCs)
-------------------------------------------------------------------



-------------------------------------------------------------------
-------------------------------------------------------------------
                                              GIVE THE NAME
                                               AND EMPLOYER
                                              IDENTIFICATION
      FOR THIS TYPE OF ACCOUNT:                 NUMBER OF:
-------------------------------------------------------------------
  6.  A valid trust, estate or         Legal entity (Do not furnish
      pension trust                    the identifying number of
                                       the personal representative
                                       or trustee unless the legal
                                       entity itself is not
                                       designated in the account
                                       title.)(3)
  7.  Corporate account                The corporation
  8.  Religious, charitable or         The organization
      education organization account
  9.  Partnership                      The partnership(5)
 10.  Association, club or other tax   The organization
      exempt organization
 11.  A broker or registered nominee   The broker or nominee
 12.  Account with the Department of   The public entity
      Agriculture in the name of a
      public entity (such as a State
      or local government, school
      district or prison) that
      receives agricultural program
      payments
-------------------------------------------------------------------





(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate, or pension trust.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security number or your Employer Identification number.

(5) This also applies to LLCs with at least two members.

    NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                               OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at your local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees generally exempted from backup withholding on ALL payments include the following:

(1) A corporation.

(2) A financial institution.

(3) An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement plan or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

(4) The United States or any agency or instrumentality thereof.

(5) A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

(6) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

(7) An international organization or any agency, or instrumentality thereof.

(8) A registered dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

(9) A real estate investment trust.

(10) A common trust fund operated by a bank under Section 584(a) of the Code.

(11) An entity registered at all times under the Investment Company Act of 1940.

(12) A foreign central bank of issue.


Payments of dividends and patronage dividends not generally subject to backup withholding include the following:


- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

- Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

- Payments on tax-free covenant bonds under Section 1451 of the Code.

- Payments made by certain foreign organizations.

An exempt payee should enter its name, check the box indicating "Exempt from backup withholding," sign and date the form. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER THE APPROPRIATE COMPLETED INTERNAL REVENUE FORM W-8.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1)PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                           YOUR TAX CONSULTANT OR THE
                           INTERNAL REVENUE SERVICE.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the various costs and expenses we expect to incur in connection with the rescission offer described in this Registration Statement. Except for the Commission registration fee, all expenses are estimated:

SEC Registration Fee                                                $     702
Accounting Fees and Expenses                                            5,000
Legal Fees and Expenses                                                62,000
Printing, Engraving and Mailing Expenses                                7,000
Miscellaneous                                                           3,098
                                                                     --------
Total Expenses                                                       $ 77,800
                                                                     ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 1701.13 of the Ohio Revised Code grants corporations the power to indemnify their directors and officers in accordance with the provisions set forth therein. Our Articles of Incorporation provide for indemnification of our directors and officers to the extent set forth therein.

ITEM 16. EXHIBITS

      The following exhibit is filed or incorporated by reference as part of this Registration Statement:

23.2             Consent of Deloitte & Touche LLP


ITEM 17. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth on the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the provisions described under Item 15 above or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, The E.W. Scripps Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on December 15, 2004.

                                                 THE E.W. SCRIPPS COMPANY

                                                 By: /s/ Joseph G. NeCastro
                                                     ----------------------
                                                     Joseph G. NeCastro
                                                     Senior Vice President and
                                                     Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on December 15, 2004.

SIGNATURE                                TITLE
                  *                      Chairman of the Board
___________________________
William R. Burleigh

                  *                      President, Chief Executive Officer and
___________________________              Director (Principal Executive Officer)
Kenneth W. Lowe

                                         Senior Vice President and Chief Financial
___________________________              Officer (Principal Financial and
Joseph G. NeCastro                       Accounting Officer)

                  *                      Director
___________________________
John H. Burlingame

                  *                      Director
___________________________
Jarl Mohn

                  *                      Director
___________________________
Nicholas B. Paumgarten

                  *                      Director
___________________________
Nackey E. Scagliotti

                  *                      Director
___________________________
Jeffrey Sagansky

                  *                                  Director
________________________________
Edward W. Scripps

                  *                                  Director
________________________________
Paul K. Scripps

                  *                                  Director
________________________________
Ronald W. Tysoe

                  *                                  Director
________________________________
Julie A. Wrigley

                  *                                  Director
________________________________
David A. Galloway

*Joseph G. NeCastro, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed as one or more Exhibits to this Registration Statement.

                                                     By: /s/ Joseph G. NeCastro
                                                         ----------------------
                                                         Joseph G. NeCastro
                                                         Attorney-in-Fact


                                       S-2